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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ONIX SYSTEMS INC.
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             (Exact name of registrant as specified in its charter)

                Delaware                                    76-0546330
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        (State of incorporation                          (I.R.S. Employer
            or organization)                          Identification Number)

22001 North Park Drive, Kingwood, Texas                        77339
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(Address of principal executive offices)                    (Zip Code)


      If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

      Securities Act registration statement file number to which this Form relates: 333-45333
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      Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered
   -------------------                       ------------------------------

Common Stock, par value
    $.01 per share                           American Stock Exchange, Inc.


      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

      Information concerning the Common Stock, par value $.01 per share, to be registered hereunder was included in the Registrant's Registration Statement on Form S-1 filed with the Commission on January 30, 1998, Registration No. 333-45333, under the caption "Description of Capital Stock" and in the Prospectus included in such Registration Statement and is incorporated herein by reference.

Item 2.    Exhibits.

      To be filed with the Securities and Exchange Commission:

           Not applicable.

      To be filed with the American Stock Exchange, Inc.:

           a.   Certificate of Incorporation of the Registrant

           b.   By-Laws of the Registrant

           c.   Specimen Common Stock Certificate
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                                   SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

March 20, 1998

                                                ONIX SYSTEMS INC.

                                                By: /s/ Melissa F. Riordan
                                                    --------------------------
                                                    Melissa F. Riordan
                                                    Treasurer